UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2021

Innovative Food Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-9376	20-1167761
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28411 Race Track Road, Bonita Springs, Florida	34135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 596-0204

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 10, 2021, Mr. Jefferson Gramm was appointed a director of the Company to fill a newly created vacancy on the Board of Directors (the “Board”). Mr. Gramm was nominated by JCP Investment Management, LLC (“JCP”) pursuant to an Agreement between JCP and the Company, dated January 28, 2020. JCP is controlled by James C. Pappas, a director of the Company. Mr. Gramm’s nomination was reviewed by the Board’s Nominating and Governance Committee, which unanimously recommended that the Board approve the appointment.

On August 26, 2021, along with two other investors, Bandera Master Fund LP, an entity controlled by Mr. Gramm, purchased 3,125,000 shares of the Company’s common stock from the Company at a price of $0.40 per share in an exempt private placement.

As compensation for his services as a director Mr. Gramm will receive two-year options to purchase 50,000 shares of the Company’s common stock at a price of $1.20 per share, vesting over one year.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In order to accommodate Mr. Gramm’s appointment to the Board of Directors, Article III, Section 2 of the Company’s By-Laws was amended to provide for up to eight (8) directors.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

3.1	Revised Article III, Section 2 of the registrant’s By-Laws.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: September 14, 2021
By: /s/ SAM KLEPFISH Sam Klepfish, CEO